Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of Ascent Solar Technologies Inc. of our report dated March 31, 2025, relating to our audit of the December 31, 2024 and 2023 financial statements of Ascent Solar Technologies Inc.

Haynie & Company

Salt Lake City, Utah

May 29, 2025